Exhibit 99.7

PRELIMINARY - SUBJECT TO COMPLETION

MARINE PRODUCTS CORPORATION

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or telephone.

Vote Your Proxy on the Internet:
Go to https://AALvote.com/MPXSM
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1-866-804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

Scan QR Code for Digital Voting

As a stockholder of Marine Products Corporation, you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. ET on [ ], 2026.

If voting your proxy by mail, your proxy card must be received no later than the close of business on [ ], 2026 in order for your vote to be counted at the Marine Products Corporation Special Meeting.

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▼ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▼

MARINE PRODUCTS CORPORATION

SPECIAL MEETING OF STOCKHOLDERS [ ], 2026 AT [ ] p.m. ET

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARINE PRODUCTS CORPORATION

The undersigned hereby constitutes and appoints Richard A. Hubbell and Ben M. Palmer, and each of them, jointly and severally, as proxies, with full power of substitution, to vote all shares of common stock of Marine Products Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") to be held on [ ], 2026 at [ ] p.m. (ET), or any adjournment thereof. The Special Meeting will be held virtually via the Internet at https://web.viewproxy.com/mpx/2026. In order to attend the Special Meeting, you must pre-register at https://web.viewproxy.com/mpx/2026 by 11:59 p.m. (ET) on [ ], 2026.

The undersigned acknowledges receipt of Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated [ ], 2026, and grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned's name, place, and stead. The undersigned instructs said proxies, or either of them, to vote as stated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted "FOR" Proposals 1, 2 and 3 included herein. If any other matters properly come before the meeting and any adjournment thereof, the persons named in the proxy will vote in their discretion on such matters.

Signature____________________

Date____________________

Title____________________

Signature (Joint Owners)____________________

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

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Address Change:

(If you noted any Address Changes above, please mark box.) ☐

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [ ], 2026: The Notice of Special Meeting and Joint Proxy Statement/Prospectus are available at: https://web.viewproxy.com/mpx/2026 t PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t If “FOR” you sign Proposals and return 1, 2 and your 3 proxy . If any card, other but matters do not mark properly the come boxes before showing the how meeting you wish and to any vote, adjournment your proxy, will thereof, be voted the persons named in the proxy will vote in their discretion on such matters. Please mark your votes like this 3. To adjourn the Marine Products Special Meeting from time to time, if deemed by the chair of the Marine Products The Board of Directors of Marine Products Corporation (“Marine Special Meeting to be necessary or appropriate, including to Products”) recommends you vote “FOR” the following proposals: solicit additional proxies in the event there are not sufficient votes at the time of the Marine Products Special Meeting to 1. To approve and adopt the Agreement and Plan of Merger, approve the merger agreement proposal. dated as of February 5, 2026, as may be amended from time to time, by and among MasterCraft Boat Holdings, Inc., FORoAGAINSToABSTAIN o Titan Merger Sub 1, Inc., Titan Merger Sub 2, LLC and Marine Note: To consider and act upon such other business as may Products Corporation, (the “merger agreement”) and the properly come before the Marine Products Special Meeting or transactions contemplated thereby (the “merger agreement any adjournment thereof. proposal”). FORoAGAINSToABSTAIN o 2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Marine Products in connection with the transactions contemplated by the merger agreement. FORoAGAINSToABSTAIN o